EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

for the Third Quarter 2018

LAKE FOREST, Ill., November 1, 2018 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the third quarter 2018.

THIRD QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•

Revenues of $854.9 million, a decrease of 3.2%, in line with guidance; strength in Secure Information Destruction and other core services was offset by the expected decline in the small quantity (“SQ”) medical waste business, foreign exchange, divestitures, and a further decline in Communication and Related Services (“CRS”)

•

Gross profit of $335.5 million, a decrease of 8.9%, inclusive of certain adjusting items; Adjusted gross profit of $343.3 million, a decrease of 6.7%, given the expected decline in the SQ medical waste business, foreign exchange, divestitures, and the further decline in CRS

•

Diluted earnings per share (“EPS”) of $0.20, a decrease of 51.2%, due in part to Business Transformation charges and other adjusting items; Adjusted diluted earnings per share (“Adjusted EPS”) of $1.03, a decrease of 6.4%, in line with guidance

•

The Business Transformation remains on track and on budget with the completion of the detailed design phase of the planned enterprise resource planning system (“ERP”); Portfolio Rationalization efforts are ongoing

THIRD QUARTER RESULTS

Revenues for the quarter ended September 30, 2018 were $854.9 million, a decrease of 3.2% from $882.8 million in the third quarter of last year.  Acquisitions contributed $7.7 million to revenues.  Divestitures reduced revenues by $10.4 million.  The effect of foreign exchange rates reduced revenues by $17.3 million.  Organic revenues decreased 0.9%, or decreased 1.8% when adjusted for Manufacturing and Industrial Services (“M&I”).  The decrease in organic revenues was driven by the expected decline in the SQ medical waste business combined with a further decline in CRS.  This decrease was partially offset by organic growth in Secure Information Destruction and M&I.  See Tables 1-A and 1-C.

“The fundamentals of our Regulated Waste and Compliance Services and Secure Information Destruction businesses remain strong, as both businesses exceeded our expectations,” said Charles A. Alutto, Chief Executive Officer.  “Key trends, including a large aging population and heightened focus on information security, continue to drive growth in our markets.  Additionally, our strong leadership position, the benefits of our Business Transformation and the expected efficiencies from our new ERP system will provide Stericycle with a robust long-term growth platform.”

Gross profit was $335.5 million, a decrease of 8.9% from $368.1 million in the third quarter of last year.  Gross profit as a percentage of revenues was 39.2% compared to 41.7% in the third quarter of last year, given the expected impact of SQ, the further reduction in CRS, the recording of a non-cash impairment charge for software, and site consolidation charges.  See Unaudited Condensed Consolidated Statements of Income (Loss) and Table 2-A.

Diluted EPS decreased 51.2% to $0.20 from $0.41 in the third quarter of last year, due to Business Transformation charges and other adjusting items.  Adjusted EPS decreased 6.4% to $1.03 from $1.10 in the third quarter of last year, in line with guidance.  See Unaudited Condensed Consolidated Statements of Income (Loss) and Table 2-A.

Cash flow from operations for the nine months ended September 30, 2018, inclusive of Business Transformation charges, was $89.9 million, down 77.1% from $392.0 million in the same period last year, primarily as a result of the $295.0 million SQ customer class action settlement payment in the third quarter.  The Company’s net borrowings were $53.3 million for the nine months ended September 30, 2018. Net borrowings and cash from operations were primarily allocated as follows: $96.9 million for capital expenditures; $39.6 million for acquisitions; $25.5 million in dividends to preferred shareholders and $17.2 million for preferred share repurchases.

BUSINESS TRANSFORMATION

During the third quarter, Stericycle continued to execute its Business Transformation to improve long-term operational and financial performance.  Stericycle has realized Adjusted EBITDA benefits from Business Transformation initiatives of $39.8 million year-to-date.  For the full-year, the Company remains on track to achieve targeted 2018 Adjusted EBITDA benefits of $60-$65 million. Completed initiatives are expected to contribute $57.1 million towards our goal with fourth quarter initiatives expected to deliver an incremental $3-$8 million in Business Transformation benefits.

In the third quarter, the Company recorded $21.0 million in Business Transformation charges, including a $6.8 million non-cash impairment charge for software.  Year-to-date, the Company has recorded $64.9 million in Business Transformation charges against a budget of $95-$105 million for 2018.  Capital expenditure payments for Business Transformation totaled $4.5 million in the quarter and $8.2 million year-to-date.

During the quarter, Stericycle completed the detailed design phase of its planned ERP system and has moved into the build phase.  The ERP system remains on budget and on track for implementation in the U.S. and Canada beginning in 2020 and internationally in 2021.

As part of the Portfolio Rationalization strategy within Business Transformation, the Company completed the previously announced divestiture of the U.S. non-core clean room services business. The Company continues to pursue strategic alternatives for the non-core CRS business and is evaluating other non-core assets and geographies.

FINANCIAL GUIDANCE

Stericycle today updated its financial guidance for the full-year 2018, as summarized in the following table:

(In millions, except per share data)
Revenues	$3,440 - $3,520
Regulated Waste and Compliance Services	$1,910 - $1,930
Secure Information Destruction Services	$900 - $920
Communication and Related Services	$310 - $330
Manufacturing and Industrial Services	$320 - $340

Income from operations	$234 - $249
Depreciation	$127 - $132
Intangible amortization	$125 - $130
Adjusted EBITDA (a) (b)	$736 - $756
Interest expense	$105 - $108
Tax rate	30.0% - 31.0%
Adjusted tax rate	25.5% - 26.0%
Diluted earnings per share	$0.84 - $1.00
Adjusted diluted earnings per share (b)	$4.31 - $4.41
Shares outstanding	90.5

Net cash from operating activities	$160 - $195
Capital expenditures	$145 - $160
Free cash flow (b)	$0 - $50

(a) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, Depreciation and Intangible Amortization.

(b) See reconciliation on Table 3.

The Company’s guidance is based on currently known items and certain business assumptions including using foreign exchange rates as of the end of September 2018.  The guidance also includes acquisitions, divestitures and charges for certain litigation, settlements and regulatory compliance matters through the most recent period presented.  This guidance does not include amounts related to future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, or the impact of highly inflationary accounting on operations in Argentina as the Company is not able to forecast these items without unreasonable effort.  See Table 3.

CONFERENCE CALL INFORMATION

Conference call to be held November 1, 2018, 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 8096504.  To hear a live simulcast of the call or access the audio archive, visit the Company’s investor relations page on http://investors.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Actual results could differ significantly from the results described here.  Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate a strategic alternative transaction with respect to Communication and Related Services, potential charges related to a strategic alternative transaction with respect to Communication and Related Services, or the failure of any such transaction to achieve desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, disruptions in or attacks on information technology systems, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and subsequent Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Revenues	$854.9	$882.8	(3.2%)	$2,633.2	$2,692.9	(2.2%)
Cost of revenues	519.4	514.7	0.9%	1,585.9	1,574.4	0.7%
Gross profit	335.5	368.1	(8.9%)	1,047.3	1,118.5	(6.4%)
Selling, general and administrative expenses	267.2	274.5	(2.7%)	862.5	1,102.7	(21.8%)
Income from operations	68.3	93.6	(27.0%)	184.8	15.8	nm
Interest expense, net	(27.7)	(24.5)	13.1%	(77.3)	(71.5)	8.1%
Other expense, net	(6.2)	(2.3)	169.6%	(6.8)	(5.5)	23.6%
Income (loss) before income taxes	34.4	66.8	(48.5%)	100.7	(61.2)	(264.5%)
Income tax (expense) benefit	(10.9)	(27.8)	(60.8%)	(27.1)	14.6	(285.6%)
Net income (loss)	23.5	39.0	(39.7%)	73.6	(46.6)	(257.9%)
Net loss (income) attributable to noncontrolling interests	-	-	-	0.1	(0.2)	(150.0%)
Net income (loss) attributable to Stericycle, Inc.	23.5	39.0	(39.7%)	73.7	(46.8)	(257.5%)
Mandatory convertible preferred stock dividend	(8.4)	(8.9)	(5.6%)	(25.5)	(27.5)	(7.3%)
Gain on repurchase of preferred stock	2.4	5.4	(55.6%)	16.9	14.4	17.4%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$17.5	$35.5	(50.7%)	$65.1	$(59.9)	(208.7%)
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.20	$0.42	(52.4%)	$0.76	$(0.70)	(208.6%)
Diluted	$0.20	$0.41	(51.2%)	$0.76	$(0.70)	(208.6%)
Weighted average number of common shares outstanding:
Basic	86.7	85.3		85.9	85.3
Diluted	86.8	85.6		86.1	85.3

Statistics (as a % of Revenues) - U.S. GAAP
Gross profit	39.2%	41.7%		39.8%	41.5%
Selling, general and administrative expenses	31.3%	31.1%		32.8%	40.9%
Income from operations	8.0%	10.6%		7.0%	0.6%
Effective tax rate	31.7%	41.6%		26.9%	23.9%

Statistics (as a % of Revenues) - Adjusted (1)
Adjusted gross profit	40.2%	41.7%		40.1%	41.5%
Adjusted selling, general and administrative expenses	22.4%	21.8%		22.3%	21.9%
Adjusted income from operations	17.8%	19.9%		17.8%	19.7%
Adjusted EBITDA	21.5%	23.4%		21.4%	22.9%
Adjusted effective tax rate	26.0%	36.9%		25.4%	36.3%

Other Adjusted and Financial Measures (1)
Adjusted gross profit	$343.3	$368.1	(6.7%)	$1,055.1	$1,118.5	(5.7%)
Adjusted selling, general and administrative expenses	$191.5	$192.3	(0.4%)	$586.6	$589.2	(0.4%)
Adjusted income from operations	$151.8	$175.8	(13.7%)	$468.5	$529.3	(11.5%)
Adjusted EBITDA	$183.9	$206.2	(10.8%)	$564.1	$618.0	(8.7%)
Adjusted net income attributable to common shareholders	$93.5	$99.5	(6.0%)	$309.7	$302.5	2.4%
Adjusted diluted earnings per share	$1.03	$1.10	(6.4%)	$3.42	$3.33	2.7%
Diluted shares outstanding, under if-converted method	90.7	90.7	–	90.6	90.8	(0.2%)

Depreciation - cost of revenues	$24.8	$23.7	4.6%	$75.0	$69.3	8.2%
Depreciation - selling, general and administrative expenses	$7.3	$6.7	9.0%	$20.6	$19.4	6.2%
Intangible amortization	$31.8	$29.9	6.4%	$96.6	$88.5	9.2%

(1) Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$52.0	$42.2
Accounts receivable, net	607.4	624.1
Prepaid expenses	94.5	80.0
Other current assets	49.2	46.3
Assets held for sale	-	20.8
Total Current Assets	803.1	813.4
Property, plant and equipment, net	755.1	741.0
Goodwill	3,613.8	3,604.0
Intangible assets, net	1,670.6	1,791.5
Other assets	60.3	38.4
Total Assets	$6,902.9	$6,988.3

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$109.3	$119.5
Bank overdrafts	7.9	7.0
Accounts payable	222.8	195.2
Accrued liabilities	358.5	588.1
Other current liabilities	50.8	54.5
Liabilities held for sale	-	5.1
Total Current Liabilities	749.3	969.4

Long-term debt, net	2,720.8	2,615.3
Deferred income taxes	380.6	371.1
Long-term taxes payable	54.4	55.8
Other liabilities	65.2	68.1
Total Liabilities	3,970.3	4,079.7

Commitments and contingencies

Equity:
Preferred stock	-	-
Common stock	0.9	0.9
Additional paid-in capital	1,155.5	1,153.2
Retained earnings	2,107.6	2,029.5
Accumulated other comprehensive loss	(342.5)	(287.0)
Total Stericycle, Inc.’s Equity	2,921.5	2,896.6
Noncontrolling interests	11.1	12.0
Total Equity	2,932.6	2,908.6
Total Liabilities and Equity	$6,902.9	$6,988.3

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$73.6	$(46.6)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	95.6	88.7
Intangible amortization	96.6	88.5
Stock-based compensation expense	19.5	17.3
Deferred income taxes	9.5	(156.2)
Asset impairment charges and loss on disposal of assets held for sale	26.8	28.1
Other, net	(2.9)	1.2
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	(1.8)	17.1
Prepaid expenses	(22.5)	(6.7)
Accounts payable	17.8	(3.3)
Accrued liabilities	(226.2)	364.1
Other assets and liabilities	3.9	(0.2)
Net cash from operating activities	89.9	392.0

INVESTING ACTIVITIES:
Capital expenditures	(96.9)	(91.7)
Payments for acquisitions, net of cash acquired	(39.6)	(23.8)
Proceeds from divestitures of businesses	25.2	1.2
Other, net	1.9	0.6
Net cash from investing activities	(109.4)	(113.7)

FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(44.9)	(46.4)
Proceeds from foreign bank debt	8.7	2.5
Repayments of foreign bank debt	(14.9)	(19.0)
Repayments of term loan	(35.6)	(100.0)
Proceeds from senior credit facility	1,334.2	1,269.3
Repayments of senior credit facility	(1,189.1)	(1,336.5)
Proceeds from bank overdrafts, net	0.9	18.2
Payments of capital lease obligations	(5.1)	(2.7)
Payments of deferred financing costs	-	(2.7)
Proceeds from issuance of common stock, net	20.1	5.0
Payments for repurchase of mandatory convertible preferred stock	(17.2)	(30.8)
Dividends paid on mandatory convertible preferred stock	(25.5)	(27.5)
Payments to noncontrolling interest	(0.2)	(0.7)
Net cash from financing activities	31.4	(271.3)

Effect of exchange rate changes on cash and cash equivalents	(2.1)	1.0
Net change in cash and cash equivalents	9.8	8.0
Cash and cash equivalents at beginning of period	42.2	44.2

Cash and cash equivalents at end of period	$52.0	$52.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$27.7	$7.8
Capital expenditures in accounts payable	$18.2	$4.5
Interest paid during the period, net of capitalized interest	$62.2	$58.9
Income taxes paid during the period, net of refunds	$21.5	$123.2

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED SEPTEMBER 30, 2018

	Three Months Ended September 30,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions, Net of Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$476.6	$502.5	$(25.9)	(3.0%)	0.0%	(2.2%)	(5.2%)
Secure Information Destruction Services	227.6	204.7	22.9	9.1%	2.6%	(0.5%)	11.2%
Communication and Related Services	71.6	89.0	(17.4)	(19.3%)	–	(0.3%)	(19.6%)
Manufacturing and Industrial Services	79.1	86.6	(7.5)	6.8%	(9.6%)	(5.9%)	(8.7%)
Total Revenues, as Reported	854.9	882.8	(27.9)	(0.9%)	(0.3%)	(2.0%)	(3.2%)
Less: Manufacturing and Industrial Services (b)	(79.1)	(86.6)
Total Revenues, as Adjusted	$775.8	$796.2	$(20.4)	(1.8%)	0.7%	(1.5%)	(2.6%)

Revenues by Geography
Domestic and Canada	$703.8	$708.2	$(4.4)	(1.3%)	0.9%	(0.2%)	(0.6%)
International	151.1	174.6	(23.5)	0.8%	(5.3%)	(9.0%)	(13.5%)
Total Revenues	$854.9	$882.8	$(27.9)	(0.9%)	(0.3%)	(2.0%)	(3.2%)

Table 1 – B: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

NINE MONTHS ENDED SEPTEMBER 30, 2018

	Nine Months Ended September 30,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions, Net of Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$1,457.8	$1,525.9	$(68.1)	(3.2%)	(1.0%)	(0.3%)	(4.5%)
Secure Information Destruction Services	677.5	621.2	56.3	5.9%	2.2%	1.0%	9.1%
Communication and Related Services	244.8	285.4	(40.6)	(14.5%)	0.2%	0.1%	(14.2%)
Manufacturing and Industrial Services	253.1	260.4	(7.3)	4.3%	(4.0%)	(3.1%)	(2.8%)
Total Revenues, as Reported	2,633.2	2,692.9	(59.7)	(1.6%)	(0.4%)	(0.2%)	(2.2%)
Less: Manufacturing and Industrial Services(b)	(253.1)	(260.4)
Total Revenues, as Adjusted	$2,380.1	$2,432.5	$(52.4)	(2.2%)	(0.1%)	0.1%	(2.2%)

Revenues by Geography
Domestic and Canada	$2,130.2	$2,156.7	$(26.5)	(2.2%)	0.9%	0.1%	(1.2%)
International	503.0	536.2	(33.2)	0.8%	(5.7%)	(1.3%)	(6.2%)
Total Revenues	$2,633.2	$2,692.9	$(59.7)	(1.6%)	(0.4%)	(0.2%)	(2.2%)

Table 1 – C: DISAGGREGATED REVENUES CHANGE

(In millions)
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Organic	$(7.9)	$(42.6)
Acquisitions	7.7	22.9
Divestitures	(10.4)	(34.6)
Foreign exchange	(17.3)	(5.4)
Total Change	$(27.9)	$(59.7)

(a) The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

(b) Manufacturing and Industrial Services (“M&I”) is a customer subset prevalent in our Environmental Solutions business as well as some international markets.  M&I has historically experienced greater volatility in Revenues from period-to-period due to more pervasive market movements in customer industrial sectors such as oil and energy and the nature and timing of customer project work.  As a result, management believes it is meaningful to present Revenues with and without M&I Revenues as this aids in the understanding of changes in Revenues without the impact of a more volatile aspect of the business.

We believe these measures provide greater transparency into Stericycle’s Revenues and related results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance.  These measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with U.S. GAAP.

Table 2-A: THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In millions, except per share data)
	Three Months Ended September 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$335.5	$267.2	$68.3	$17.5	$0.20
Adjustments:
Business Transformation (1)	7.8	(13.2)	21.0	15.6	0.18
Intangible Amortization (2)		(31.8)	31.8	23.6	0.27
Acquisition and Integration (3)		(1.6)	1.6	1.2	0.01
Operational Optimization (4)		(3.6)	3.6	2.8	0.03
Divestitures (5)		(2.0)	2.0	1.6	0.02
Litigation, Settlements and Regulatory Compliance (6)		(17.3)	17.3	12.7	0.15
Capital Allocation (7)		-	-	8.4	0.05
Other (8)		(6.2)	6.2	9.7	0.12
U.S. Tax Reform (9)		-	-	0.4	0.00
Adjusted Financial Measures (a)	$343.3	$191.5	$151.8	$93.5	$1.03

(In millions, except per share data)
	Three Months Ended September 30, 2017
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$368.1	$274.5	$93.6	$35.5	$0.41
Adjustments:
Business Transformation (1)		(4.2)	4.2	2.6	0.03
Intangible Amortization (2)		(29.9)	29.9	19.6	0.23
Acquisition and Integration (3)		(10.8)	10.8	7.4	0.09
Operational Optimization (4)		(16.0)	16.0	10.5	0.12
Divestitures (5)		(9.1)	9.1	7.4	0.09
Litigation, Settlements and Regulatory Compliance (6)		(1.3)	1.3	0.8	0.01
Capital Allocation (7)		-	-	8.9	0.04
Other (8)		(10.9)	10.9	6.8	0.08
U.S. Tax Reform (9)		-	-	-	-
Adjusted Financial Measures (a)	$368.1	$192.3	$175.8	$99.5	$1.10

U.S. GAAP results for the three months ended September 30, 2018 and 2017 include:

(1) Business Transformation

2018: Cost of revenues includes a $6.8 million non-cash impairment charge for software and $1.0 million related to site closure/consolidation charges incurred in the U.S. and Canada. Selling, general and administrative expenses (“SG&A”) include $5.8 million of consulting and professional services, $5.1 million of Transformation Management office charges for internal resources and project related incentive compensation, $1.4 million SAP maintenance costs, $0.1 million related to employee terminations, and $0.8 million of other related expenses.

2017: SG&A includes $4.2 million of consulting and professional services.

(2) Intangible Amortization

2018 and 2017: SG&A includes $31.8 million and $29.9 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $1.4 million of acquisition expenses, $0.4 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.2 million favorable change in fair value of contingent consideration.  During the third quarter of 2018, we completed 4 acquisitions.

2017: SG&A includes $1.8 million of acquisition expenses, $8.5 million of integration expenses mostly related to acquisitions completed in the U.S. and a $0.5 million unfavorable change in the fair value of contingent consideration.  During the third quarter of 2017, we completed 5 acquisitions.

(4) Operational Optimization

2018: SG&A includes $2.7 million of charges in the U.S., of which $1.1 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $1.1 million related to employee termination benefits, and $0.5 million related to the closure/consolidation of call centers in Communication and Related Services; $0.9 million of international charges related to closure and remediation costs incurred in several international locations.

2017: SG&A includes $12.1 million of charges in the U.S., of which $4.9 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $5.8 million non-cash impairment charges related to rationalization of tradenames, $0.8 million related to the closure/consolidation of call centers in Communication and Related Services, and $0.6 million related to employee terminations; $2.8 million of charges to exit certain of our patient transport services contracts and plant conversion expense in the U.K.; and $1.1 million related to employee terminations in Latin America.

(5) Divestitures

2018: SG&A includes $1.5 million of charges related to finalization of divestiture accounting and estimated adjustment to consideration arising from a disposal of a business in the U.K., $0.4 million of professional fees associated with our Portfolio Rationalization efforts in the U.S., and $0.1 million of non-cash asset impairment charges arising from the sale of a business in the U.S.

2017: SG&A includes $7.1 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K. and $2.0 million loss on disposal of certain assets and liabilities in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2018 and 2017: SG&A includes $17.3 million and $1.3 million, respectively, in regulatory compliance, consulting and professional services, primarily related to certain litigation matters.

(7) Capital Allocation

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $8.4 million and $8.9 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.10 for the third quarter 2018 and 2017.  The increase in diluted shares outstanding under the “if-converted” method is 3.9 million and 5.0 million for the third quarter 2018 and 2017, respectively.

The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.05 and $0.06 for the third quarter 2018 and 2017, respectively.

(8) Other

2018: SG&A includes $6.2 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities. Other expense, net includes a foreign exchange loss of $5.0 million related to the re-measurement of monetary assets and liabilities as a result of the designation of Argentina as a highly inflationary economy.

2017: SG&A includes $10.9 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Tax Reform

2018: Income tax expense includes $0.4 million measurement period adjustments related to the one-time mandatory transition tax on deemed repatriation arising from U.S. Tax Cuts and Job Act of 2017.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $21.0 million and $27.2 million for the three months ended September 30, 2018 and 2017, respectively, based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended September 30,
	2018	2017
Adjusted income from operations	$151.8	$175.8
Depreciation	32.1	30.4
Adjusted EBITDA	$183.9	$206.2

Table 2-B: NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In millions, except per share data)
	Nine Months Ended September 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$1,047.3	$862.5	$184.8	$65.1	$0.76
Adjustments:
Business Transformation (1)	7.8	(57.1)	64.9	48.0	0.56
Intangible Amortization (2)		(96.6)	96.6	71.9	0.84
Acquisition and Integration (3)		(7.5)	7.5	6.0	0.07
Operational Optimization (4)		(19.5)	19.5	14.4	0.17
Divestitures (5)		(19.1)	19.1	14.9	0.17
Litigation, Settlements and Regulatory Compliance (6)		(61.2)	61.2	45.2	0.52
Capital Allocation (7)		-	-	27.5	0.14
Other (8)		(14.9)	14.9	16.3	0.19
U.S. Tax Reform (9)		-	-	0.4	0.00
Adjusted Financial Measures (a)	$1,055.1	$586.6	$468.5	$309.7	$3.42

(In millions, except per share data)
	Nine Months Ended September 30, 2017
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,118.5	$1,102.7	$15.8	$(59.9)	$(0.70)
Adjustments:
Business Transformation (1)		(4.2)	4.2	2.6	0.03
Intangible Amortization (2)		(88.5)	88.5	57.8	0.68
Acquisition and Integration (3)		(33.5)	33.5	22.3	0.26
Operational Optimization (4)		(52.4)	52.4	34.7	0.40
Divestitures (5)		(12.7)	12.7	10.3	0.12
Litigation, Settlements and Regulatory Compliance (6)		(304.9)	304.9	196.5	2.30
Capital Allocation (7)		-	-	27.5	0.11
Other (8)		(17.3)	17.3	10.7	0.13
U.S. Tax Reform (9)		-	-	-	-
Adjusted Financial Measures (a)	$1,118.5	$589.2	$529.3	$302.5	$3.33

U.S. GAAP results for the nine months ended September 30, 2018 and 2017 include:

(1) Business Transformation

2018: Cost of revenues includes a $6.8 million non-cash impairment charge for software and $1.0 million related to site closure/consolidation charges incurred in the U.S. and Canada. SG&A include $39.6 million of consulting and professional services, $10.6 million of Transformation Management office charges for internal resources and project related incentive compensation, $2.8 million SAP maintenance costs, $2.2 million of employee terminations, and $1.9 million of other related expenses.

2017: SG&A includes $4.2 million of consulting and professional services.

(2) Intangible Amortization

2018 and 2017: SG&A includes $96.6 million and $88.5 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $5.5 million of acquisition expenses, $1.8 million of integration expenses mostly related to acquisition completed in the U.S., and a $0.2 million unfavorable change in fair value of contingent consideration.  During the nine months ended 2018, we completed 19 acquisitions.

2017: SG&A includes $6.0 million of acquisition expenses, $26.6 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.9 million unfavorable change in fair value of contingent consideration.  During the nine months ended 2017, we completed 24 acquisitions.

(4) Operational Optimization

2018: SG&A includes $8.7 million of charges in the U.S., of which $3.4 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $3.2 million related to the closure/consolidation of call centers in Communication and Related Services, $1.1 million related to employee termination benefits, and $1.0 million related to non-cash impairment charges for long-lived assets; $10.8 million of international charges, of which $6.5 million related to non-cash impairment charges for long-lived assets, customer relationships, operating permits, and rationalization of a tradename, $4.1 million related to closure and remediation costs primarily in Latin America, and $0.2 million related to employee termination benefits.

2017: SG&A includes $33.8 million of charges in the U.S., of which $22.4 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $7.9 million non-cash impairment charges related to operating permits and rationalization of tradenames, $2.1 million lease exit costs related to the closure/consolidation of call centers in Communication and Related Services, and $1.4 million related to employee terminations; $4.5 million of charges to exit certain of our patient transport services contracts and plant conversion expense in the U.K.; and $14.1 million of charges in Latin America, of which $7.4 million represented non-cash impairment charges for long-lived assets, customer relationships and operating permits, $2.7 million closure and exit costs related to rationalization of our operations and environmental matters, $3.6 million related to employee terminations, and $0.4 million related to consulting fees.

(5) Divestitures

2018: SG&A includes $13.2 million of charges in the U.S., of which $7.0 million of non-cash asset impairment charges arising from the sale of a business in the U.S. and $6.2 million of professional fees associated with our Portfolio Rationalization efforts; $5.9 million of charges in the U.K., of which $4.4 million of non-cash asset impairment charges arising from changes in the fair value of assets sold and $1.5 million charges related to finalization of divestiture accounting and estimated adjustment to consideration arising from a disposal of a business in the U.K.

2017: SG&A includes $7.1 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K. and $5.6 million related to loss on disposal of certain assets and liabilities in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2018: SG&A includes $59.2 million in regulatory compliance, consulting and professional services, primarily related to certain litigation matters and $2.0 million in litigation accruals.

2017: SG&A includes $295.0 million for the small quantity medical waste customer class action settlement and $9.9 million in regulatory compliance, consulting and professional services, primarily related to certain litigation matters.

(7) Capital Allocation

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $25.5 million and $27.5 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.30 and $0.32 for the nine months ended September 30, 2018 and 2017, respectively.  The increase in diluted shares outstanding under the “if-converted” method is 4.5 million and 5.2 million for the nine months ended September 30, 2018 and 2017, respectively.

The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.18 and $0.21 for the nine months ended September 30, 2018 and 2017, respectively.

(8) Other

2018: SG&A includes $14.9 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities. Other expense, net includes a foreign exchange loss of $5.0 million related to the re-measurement of monetary assets and liabilities as a result of the designation of Argentina as a highly inflationary economy.

2017: SG&A includes $17.3 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Tax Reform

2018:  Income tax expense includes $0.4 million related to measurement period adjustments related to the one-time mandatory transition tax on deemed repatriation arising from U.S. Tax Cuts and Job Act of 2017.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $74.4 million and $178.6 million for the nine months ended September 30, 2018 and 2017, respectively, based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Nine Months Ended September 30,
	2018	2017
Adjusted income from operations	$468.5	$529.3
Depreciation	95.6	88.7
Adjusted EBITDA	$564.1	$618.0

Table 3: RECONCILIATION OF 2018 U.S. GAAP TO ADJUSTED FINANCIAL GUIDANCE

(In millions, except per share data)
2018 FINANCIAL GUIDANCE
	Income from Operations	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$234 - $249	$0.84 - $1.00
Adjustments:
Business Transformation	$95 - $105	$0.82 - $0.90
Intangible Amortization	$125 - $130	$1.08 - $1.13
Acquisition and Integration	$15 - $20	$0.14 - $0.18
Operational Optimization	$20 - $25	$0.17 - $0.22
Divestitures	$19	$0.17
Litigation, Settlements and Regulatory Compliance	$61	$0.57
Capital Allocation	$0	$0.09
Other	$25 - $30	$0.27 - $0.31
Adjusted Financial Measures (a)	$609 - $624	$4.31 - $4.41

Adjusted income from operations	$609 - $624
Depreciation	$127 - $132
Adjusted EBITDA (b)	$736 - $756

The Company’s guidance is based on currently known items and certain business assumptions including using foreign exchange rates as of the end of September 2018.  The guidance also includes acquisitions, divestitures and charges for certain litigation, settlements and regulatory compliance matters through the most recent period presented.  This guidance does not include amounts related to future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, or the impact of highly inflationary accounting on operations in Argentina as the Company is not able to forecast these items without unreasonable effort.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, Depreciation and Intangible Amortization.

The following table presents the calculation of the guidance range presented for Free Cash Flow:

In millions	2018 FINANCIAL GUIDANCE Free Cash Flow
Net cash from operating activities - low end of range	$160
Capital expenditures - high end of range	160
Free cash flow - low end of range	$-

Net cash from operating activities - high end of range	$195
Capital expenditures - low end of range	145
Free cash flow - high end of range	$50